EXTENSION AGREEMENT

BETWEEN:

                DOROTHY DENNIS, businesswoman (herein "Dennis"), of #705 588 Broughton St., Vancouver, British Columbia, V60 3F3

AND:

    NAPTAU GOLD CORPORATION, a Delaware Corporation (herein "NAPTAU"), having its registered offices at 11th Floor, Rodney Square North, 11th and Market
             Streets, Wilmington, New Castle County, Delaware 19801

                                  WITNESS THAT

WHEREAS

(1) NAPTAU and Dennis entered into an agreement on the 12th day of October, 1995 for the acquisition by NAPTAU of Placer Lease #1160 in the Cariboo Mining Division of British Columbia, in the area of Likely, British Columbia, Canada (the "Agreement");

(2) Pursuant to the Agreement NAPTAU was obligated, in part, to pay the sum of USD$200,000 to Dennis on or before December 12, 1995;

(3) By an agreement dated April 30, 1996, NAPTAU was granted an extension of the time for performance of its obligation to make the above payment to October 12, 1996 (the "Extension Agreement"). The Extension Agreement also included terms reflecting settlement of any interest due on the above sum;

(4) By an agreement dated October 30, 1996 a Second Extension Agreement was entered into providing for the extension of the amount required to be paid in paragraph 2 above to the 12th day of October, 1997 and further providing for the payment by NAPTAU to Dennis of 100 ounces of raw gold from its share of the gold produced from all of its placer mining operations in the Cariboo Mining Division of British Columbia (the "Leases");

(5) By a Third Extension Agreement dated December 30th, 1997 the time for payment of the money referred to in paragraph 2 was extended to December 31st 1998 and the number of ounces of raw gold required to be paid was increased to 150 ounces which was to be paid to Dennis from production from the Leases;

(6) For reasons known to Dennis, NAPTAU was unable to obtain sufficient production of raw gold from the Leases in 1998 to meet its obligations to Dennis referred to in the preceding paragraph;

(7) Placer Lease #1160 was on October 14, 1998 combined into a mineral tenure lease bearing Mineral Tenure #365488 (the "Mineral Tenure Lease");

(8) The Extension Agreement, Second Extension Agreement and Third Extension

Agreement has now expired and NAPTAU has not as yet made any of the monetary payments above referred to; and

(9) Both Dennis and NAPTAU would like to further extend the time for payment of the said principal sum on mutually satisfactory terms.

IT IS NOW AGREED that in consideration of the payment of TEN DOLLARS ($10) by NAPTAU to Dennis, the receipt and sufficiency of which is hereby acknowledged, and the further mutual covenants and agreements following that:

1. The amount agreed to be paid by NAPTAU to Dennis in para.2 above shall be paid on or before the 31st day of December, 1999.

2. Instead of the 150 ounces of raw gold to be paid by NAPTAU to Dennis under the Third Extension Agreement it is hereby agreed that Naptau will pay Dennis 200 ounces of raw gold from its share of the gold produced from the mining operations on the Mineral Tenure Lease.

3. The total number of ounces of raw gold to be paid to Dennis under the terms of this agreement shall be distributed to Dennis from NAPTAU's share of the raw gold due to it for the 1999 placer mining operations on the Mineral Tenure Lease, immediately following the accumulation by NAPTAU of sufficient ounces of raw gold to meet its obligations and commitments to Noble Metal Group Incorporated under prior agreements for the 1999 placer mining season, but in advance of any other party including NAPTAU itself.

4. NAPTAU may not, without Dennis's consent substitute refined gold or its equivalent in value for raw gold.

IN WITNESS WHEREOF THE PARTIES HERETO, IF CORPORATE PARTIES HAVING BEEN DULY AUTHORIZED BY THEIR RESPECTIVE BOARDS OF DIRECTORS, HAVE SET THEIR HANDS AND SEALS AS OF THE 3Oth DAY OF MARCH,1999.

NAPTAU GOLD CORPORATION

ORIGINAL SIGNED

------------------------------
BY: EDWARD D. RENYK, President


EXECUTED BY DOROTHY DENNIS          )
IN THE PRESENCE OF:                 )
Name:                               )     ORIGINAL SIGNED AND WITNESSED
      ------------------------      )
Address:                            )
         ---------------------      )     -----------------------------
                                    )             DOROTHY DENNIS
------------------------------      )
Occupation:                         )
            ------------------      )